                                                                       EXHIBIT 3

                              Dated 21 June, 1996
                              -------------------



                        THE ROYAL BANK OF SCOTLAND plc
                             as Arranger and Agent

                        THE ROYAL BANK OF SCOTLAND plc
                              and Others as Banks

                        THE ROYAL BANK OF SCOTLAND plc
                              as Swap Counterparty

                        THE ROYAL BANK OF SCOTLAND plc
                            as Working Capital Bank

                        THE ROYAL BANK OF SCOTLAND plc
                              as Security Trustee

                         MERCURY ASSET MANAGEMENT PLC
                            and Others as Investors

                         COMMUNITY PSYCHIATRIC CENTERS
                                   as Vendor

                              FORAY 911 LIMITED
                            and Others as Borrower
                           and Charging Subsidiaries


                         ----------------------------

                           INTER-CREDITOR AGREEMENT

                         ----------------------------


                                  Norton Rose
                                    London

                                   CONTENTS
                                   --------


Clause                           Heading                                   Page
1    Definitions and Preliminary Matters..................................   2
     1.1     Incorporation by Reference...................................   2
     1.2     Definitions..................................................   2
     1.3     Clause headings and Contents page............................   6
     1.4     References...................................................   6
     1.5     Further References...........................................   6

2    Priority of Payments.................................................   7
     2.1     Priority.....................................................   7
     2.2     Restricted payments in respect of dividends and Loan Stock...   7
     2.3     Acknowledgment by Loan Stock Holders and Investors...........  10
     2.4     Refund of payments...........................................  10
     2.5     Remedy of financial covenant defaults........................  10
     2.6     Beneficiaries entitled to grant time etc.....................  11
     2.7     Termination of Swap Transactions.............................  11
     2.8     Insolvency proceedings.......................................  12
     2.9     Proof by Creditors...........................................  12
     2.10    Rights of Working Capital Bank under the Facilities
             Agreement....................................................  13

3    Changes to the Loan Stock and the New Articles.......................  13
     3.1     Changes to the Loan Stock....................................  13
     3.2     Changes to the New Articles..................................  13

4    Effect of this Agreement.............................................  14
     4.1     This Agreement prevails......................................  14
     4.2     Purchasers not concerned with provisions of this Agreement...  14
     4.3     Disclosure of information....................................  14
     4.4     Notification of Defaults, etc................................  15
     4.5     Consultation.................................................  15
     4.6     Prohibition on Encumbrances..................................  15

5    Enforcement..........................................................  16
     5.1     Enforcement..................................................  16
     5.2     Cash Collateralised Debt.....................................  16
     5.3     Rights to enforce............................................  16
     5.4     Security Trustee not to enforce until instructed.............  17
     5.5     Deemed consent...............................................  17
     5.6     Claims and actions against Relevant Professionals and the
             Auditors.....................................................  17
     5.7     Rights as Shareholders unaffected............................  18

6    Appropriation........................................................  18
     6.1     Declaration of Trust.........................................  18
     6.2     Order of claims..............................................  19
     6.3     Powers of the Security Trustee...............................  20
     6.4     Limitation on liability of the Security Trustee..............  20

7    The Security Trustee.................................................  20
     7.1     Security Trustee to act in accordance with instructions......  20
     7.2     Notification.................................................  21
     7.3     Provision of information to the Security Trustee.............  21
     7.4     Reimbursement................................................  21
     7.5     Indemnity....................................................  22
     7.6     Enquiry by the Security Trustee..............................  22
     7.7     Exclusion in relation to deposit of deeds, etc. .............  22
     7.8     Exclusion of liability.......................................  22
     7.9     Reliance on documents........................................  23
     7.10    Deposit of deeds, etc. ......................................  23
     7.11    Illegal acts.................................................  23
     7.12    Other business with the Group................................  24
     7.13    Rights as Beneficiary........................................  24
     7.14    Separation of capacities.....................................  24

8    Acknowledgments......................................................  24
     8.1     Acknowledgment by the Borrower and the Charging
             Subsidiaries.................................................  24
     8.2     Agreement between the Creditors..............................  25

9    Substitutions and Assignments by Banks...............................  25
     9.1     Substitutions by Banks.......................................  25
     9.2     Notification by Agent........................................  26
     9.3     Authorisation to Agent.......................................  26
     9.4     References to A Bank and/or B Bank...........................  26

10   Changes of Agent and the Security Trustee............................  26
     10.1    Change of Agent..............................................  26
     10.2    Change of Security Trustee...................................  26
     10.3    Retirement of Security Trustee...............................  27
     10.4    Replacement of Security Trustee following payment
             of the Senior Debt in full...................................  27

11   Assignments and transfers by Other Parties...........................  27
     11.1    No assignment or transfer by the Borrower or any Charging
             Subsidiary...................................................  27
     11.2    Assignment or transfer by the Swap Counterparty and the
             Working Capital Bank.........................................  27
     11.3    Assignment by Loan Stock Holders and Investors...............  27

12   Notices and Other Matters............................................  28
     12.1    Notices......................................................  28

     12.2    Severability.................................................  30
     12.3    Not a partnership............................................  30
     12.4    No waiver....................................................  30
     12.5    Counterparts.................................................  30
     12.6    Interpretation on payment of Senior Debt in full.............  30

13   Law and Jurisdiction.................................................  30




SCHEDULE                                                                    31

Part A - Agent's Adherence................................................  31

Part B - Trustee's Deed of Appointment and Adherence......................  32

Part C - Loan Stock Holder's and Investor's Adherence.....................  34

THIS AGREEMENT is made the 21 June, 1996 BETWEEN:

(1)  THE ROYAL BANK OF SCOTLAND plc of Waterhouse Square, 138-142
     Holborn, London EC1N 2TH as Arranger;

(2)  THE ROYAL BANK OF SCOTLAND plc as Agent;

(3) THE BANKS whose names and addresses are set out in schedules 1 and 2 to the Facilities Agreement as A Banks and B Banks;

(4)  THE ROYAL BANK OF SCOTLAND plc as Swap Counterparty;

(5)  THE ROYAL BANK OF SCOTLAND plc as Working Capital Bank;

(6)  THE ROYAL BANK OF SCOTLAND plc as Security Trustee;

(7)  MERCURY ASSET MANAGEMENT PLC of 33 King William Street,
     London EC4R 9AS and the other Investors pursuant to the Subscription Agreement as Investors and Loan Stock Holders;

(8)  COMMUNITY PSYCHIATRIC CENTERS of 5110 W. Sahara Avenue,
     Las Vegas, Nevada 89102-3702, U.S.A. as Vendor and a Loan Stock Holder;

(9) FORAY 911 LIMITED whose registered office is at Fletcher Gate, Nottingham NG1 NFX as Borrower; and

(10) THE COMPANIES whose names and addresses are set out in schedule 1 to the Guarantee and Debenture as Charging Subsidiaries.

WHEREAS:

(A) The Arranger has arranged for the A Banks to make available to the Borrower a senior secured term loan facility of (Pounds)42,000,000 to be used for the purpose of satisfying part of the purchase consideration for the acquisition by the Borrower of the entire issued share capital of CPC (Londinium) Limited.

(B) The Arranger has arranged for the B Banks to make available to the Borrower and certain of the Charging subsidiaries a senior secured medium term loan facility of (Pounds)10,000,000 to be used for the same purpose as referred to in Recital (A).

(C) The Working Capital Bank has agreed to make available to the Borrower a (Pounds)2,000,000 senior secured working capital facility.

(D) The Borrower will enter into certain interest rate and/or other hedging arrangements with the Swap Counterparty relating to all or part of the loans made available under the facilities referred to in Recitals (A) and
     (B).

(E) The Borrower and the other members of the Charging Group have given, or will give, a guarantee and debenture in favour of the Security Trustee as a continuing security for the monies, obligations and liabilities now or hereafter due, owing or incurred under or pursuant to the Facilities Agreement, the Swap Documents, the Working Capital Facility Letter, the Loan Stock and/or the Security Documents (as such terms are defined or referenced below).

(F) The Investors and the Vendor have agreed to purchase certain loan stock issued, or to be issued, by the Borrower pursuant to the Loan Stock Instrument.

(G) Each of the Arranger, the Agent, the Banks, the Swap Counterparty, the Working Capital Bank, the Security Trustee and the Loan Stock Holders have agreed to regulate the order of payments in respect of the Cash Collateralised Debt, the Bank Debt and the Loan Stock Debt (as such terms are defined or referenced below) in the manner set out herein.

NOW it is hereby agreed as follows:

1    Definitions and Preliminary Matters
     -----------------------------------

1.1  Incorporation by Reference
     --------------------------

     Unless the context otherwise requires or unless otherwise defined herein, words and expressions defined in the Facilities Agreement or the Guarantee and Debenture (in their respective forms on the date hereof) shall have the same meanings when used in this Agreement (including the Recitals).

1.2  DEFINITIONS
     -----------

     In this Agreement, unless the context otherwise requires:

     "Agent's Adherence" means an undertaking in the form, or substantially in the form, of Part A of the schedule;

     "Bank Debt" means the aggregate amount from time to time outstanding of all monies, obligations and liabilities, whether actual or contingent, due, owing or incurred by the Companies or any of them to (i) the Arranger and/or the Agent and/or the Banks or any of them under the terms of the Facilities Agreement and/or (ii) the Swap Counterparty under the terms of the Swap Documents and/or (iii) the Working Capital Bank under the Working Capital Facility Letter (to the extent only that such amount is not Cash Collateralised Debt) together (in each case) with interest thereon to the date of payment at the rates and upon the terms set out in the relevant documents, commission, fees and other charges and all legal and other costs, charges and expenses incurred by the Arranger, the Agent, the Banks, the Swap Counterparty, the Working Capital Bank or any of them in relation to any of the Companies which, under the terms of the relevant documents, they are entitled to recover from any of the Companies together with any refinancing, novation, refunding, deferral or extension of such

     Indebtedness or increase in the amount thereof which is permitted (or not prohibited) under the terms hereof (any necessary consents having been obtained);

     "Cash Collateralised Debt" means the aggregate amount from time to time outstanding of all monies, obligations and liabilities, whether actual or contingent, due, owing or incurred by the Borrower or the Charging Subsidiaries or any of them to the Working Capital Bank under the terms of the Working Capital Facility Letter together with interest thereon to the date of payment at the rates and upon the terms set out in the Working Capital Facility Letter, commission, fees and other charges and all legal and other costs, charges and expenses incurred by the Working Capital Bank in relation to the Borrower or the Charging Subsidiaries or any of them which, under the terms of the Working Capital Facility Letter, it is entitled to recover from the Borrower or the Charging Subsidiaries or any of them together with any refinancing, novation, refunding deferral or extension of such Indebtedness which is permitted (or not prohibited) under the terms hereof (any necessary consents having been obtained) but (in all cases) to the extent only of the Cash Collateral;

     "Cash Collateral" means the aggregate amount of all monies standing to the credit of all accounts of the Borrower or the Charging Subsidiaries or any of them with the Working Capital Bank from time to time other than monies standing to the credit of (a) (while the Working Capital Bank is also the Security Trustee) any accounts with the Security Trustee pursuant to the terms of the Security Documents and (b) (while the Working Capital Bank is also the Agent) any accounts with the Agent pursuant to the terms of the Facilities Agreement;

     "Creditors" means the Arranger, the Agent, the Banks, the Swap Counterparty, the Working Capital Bank and the Loan Stock Holders;

     "Facilities" has the meaning ascribed thereto in the Facilities Agreement;

     "Facilities Agreement" means the agreement of even date between the Borrower (1), the Banks (2), the Arranger (3) and the Agent (4) under the terms of which (a) the A Banks will, subject to and in accordance with the terms thereof, make available to the Borrower a (Pounds)42,000,000 senior secured term loan facility for the purpose referred to in Recital (A) above and (b) the B Banks will, subject to and in accordance with the terms thereof, make available to the Borrower a (Pounds)10,000,000 senior secured medium term loan facility for the purpose referred to in Recital (A) above;

     "Financial Covenant Event of Default" means an Event of Default arising by reason of a breach of the undertakings in clause 9.3 and schedule 8 to the Facilities Agreement;

     "Guarantee and Debenture" means the guarantee and debenture entered into, or to be entered into, between the Borrower (1), the companies whose respective names, registered numbers and registered offices are set out in schedule 1 thereto (2) and the Security Trustee (3) and more particularly described in Recital (E);

     "insolvency proceeding" means (other than in clause 5.6) any of:

     (a) an administration order is made in relation to the Borrower or any other member of the Charging Group; or

     (b) any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving the Borrower or any other member of the Charging Group and its creditors generally (or any class of them), is made or entered into by the Borrower or any other member of the Charging Group or the Borrower or any other member of the Charging Group otherwise becomes subject to any of the same; or

     (c) any administrative or other receiver or any manager is appointed of the Borrower or any other member of the Charging Group or any part of its assets and/or undertaking; or

     (d) an order is made for the winding-up of the Borrower or any other member of the Charging Group; or

     (e)  the Borrower or any other member of the Charging Group is dissolved;
          or

     (f) there occurs, in relation to the Borrower or any other member of the Charging Group, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in paragraphs (a) to (e) above (inclusive) or the Borrower or any other member of the Charging Group otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation;

     "Loan Stock Debt" means the aggregate amount from time to time outstanding of all monies, obligations and liabilities, whether actual or contingent, due, owing or incurred by the Borrower to the Loan Stock Holders or any of them under the terms of the Loan Stock and/or the Loan Stock Instrument (which obligations and liabilities shall for the avoidance of doubt include all obligations and liabilities of the Borrower under the terms of any loan stock issued by it under the Loan Stock Instrument in respect of interest owing by the Borrower under the terms of the Loan Stock and/or the Loan Stock Instrument) together with interest thereon to the date of payment at the rates and upon the terms set out in the Loan Stock and/or the Loan Stock Instrument, commission, fees and other charges and all legal and other costs, charges and expenses incurred by the Loan Stock Holders or any of them in relation to the Borrower which, under the terms of the Loan Stock and/or the Loan Stock Instrument, they are entitled to recover from the Borrower together with any refinancing, novation, refunding, deferral or extension of such Indebtedness which is permitted (or not prohibited) under the terms hereof (any necessary consents having been obtained);

     "Loan Stock Holders" means the Investors and the Vendor in their capacity as holders of Loan Stock and any other person who from time to time becomes a holder of Loan Stock and a party to this Agreement pursuant to a Loan Stock Holder's and Investor's Adherence;

     "Loan Stock Holder's Representative" means Mercury in its capacity as representative of the Loan Stock Holders pursuant to clause 8.3;

     "Loan Stock Holder's and Investor's Adherence" means an undertaking in the form, or substantially the form, of Part C of the schedule;

     "Participating Dividend" means the dividend referred to in Article 5.1 of the New Articles in their form as at the date hereof;

     "Payment Default" means a default or event of default (howsoever called) arising by reason of a default in the payment of any amounts due (ignoring any applicable grace period) under the Facilities Agreement, the Swap Documents, the Working Capital Facility Letter or, as the case may be, the Security Documents;

     "Relevant Professional" means each of Biddle & Co., Deloitte & Touche, Corporate Risks plc, Kalchas, Grimleys and Archibald, Campbell and Harley;

     "Relevant Report" means (a) in the case of Biddle & Co., the reports on title to be provided by them referred to in schedule 4 to the Facilities Agreement, (b) in the case of Deloitte & Touche, the Accountants' Report,
     (c) in the case of Corporate Risk plc, the insurance Report, (d) in the case of Kalchas, the Marketing Report, (e) in the case of Grimleys, the Property Valuation and Survey Report and (f) in the case of Archibald, Campbell and Harley, the report of title to be provided by them referred to in schedule 4 to the Facilities Agreement;

     "Security Trustee's Adherence" means an undertaking in the form, or substantially in the form, of Part B of the schedule;

     "Security Trustee Debt" means all those amounts First referred to in clause 6.2;

     "Senior Debt" means the Security Trustee Debt, the Cash Collateralised Debt and the Bank Debt;

     "Unpaid Dividends" means any dividend (including, without limitation, the Participating Dividend) due and unpaid or declared and unpaid or any other distribution due but not made; and

     "Vendor Sale Assets Repayment" means the repayment of part of the Loan Stock Debt owing to the Vendor in an amount not exceeding the amount calculated in accordance with the Loan Stock Instrument in its form as at the date hereof following a disposal of the Sale Assets.

1.3  Clause headings and Contents page
     ---------------------------------

     Clause headings and the Contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4  References
     ----------

     In this Agreement, unless the context otherwise requires:

     (a) references to clauses and the schedule are to be construed as references to the clauses of, and the schedule to, this Agreement and references to this Agreement include its schedule;

     (b) references to, or to any specified provision of, this Agreement, any Facility Document or any other document shall be construed as references to this Agreement, such Facility Document, that provision or that document as in force for the time being and as amended, extended or restated in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where any consents are required to be obtained as a condition to such amendment, extension or restatement being permitted) with the requisite consents;

     (c)  words importing the plural shall include the singular and vice versa;

     (d) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof; and

     (e) references to statutory provisions shall be construed as references to those provisions as replaced, amended or re-enacted from time to time.

1.5  Further References
     ------------------

     For the purposes of this Agreement:

     (a) all amounts owing under the A Loan are "paid in full" and no longer "outstanding" when no moneys are owing to the A Banks under the Facilities Agreement and the Security Documents and the A Banks are not under any obligation to advance any moneys under the Facilities

          Agreement and do not have any actual or contingent liability under the Facilities Agreement;

     (b) the Cash Collateralised Debt is "paid in full" and is no longer "outstanding" only when no moneys are owing to the Working Capital Bank under the Working Capital Facility Letter in respect thereof and the Working Capital Bank is not under any obligation to advance any moneys under the Working Capital Facility Letter;

     (c) the Bank Debt is "paid in full" and is no longer "outstanding" only when no moneys are owing to the Arranger and/or the Agent and/or the A Banks and/or the B Banks and/or the Swap Counterparty and/or the Working Capital Bank under the Facilities Agreement, the Security Documents, the Swap Documents and the Working Capital Facility Letter and neither the A Banks nor the B Banks are under any obligation to advance any moneys under the Facilities Agreement and the Working Capital Bank is not under any obligation to advance any moneys under the Working Capital Facility Letter and the Swap Counterparty does not have any contingent or actual liability under any Swap Document;

     (d) the Security Trustee Debt is "paid in full" and is no longer "outstanding" only when no moneys are owing to the Security Trustee under the Security Documents; and

     (e) the Senior Debt is "paid in full" and is no longer "outstanding" only when the Cash Collateralised Debt, the Bank Debt and the Security Trustee Debt have all been paid in full and are no longer outstanding.

2    Priority of Payments
     --------------------

2.1  Priority
     --------

     In consideration of each other Creditor entering into this Agreement and the Facility Documents to which it is a party, each Creditor agrees that, subject to and upon the terms and provisions of this Agreement:

     (a) the Cash Collateralised Debt shall rank in priority to the Security Trustee Debt, the Bank Debt and the Loan Stock Debt;

     (b) the Security Trustee Debt shall rank in priority to the Bank Debt and the Loan Stock Debt; and

     (c)  the Bank Debt shall rank in priority to the Loan Stock Debt.

2.2  Restricted payments in respect of dividends and Loan Stock
     ----------------------------------------------------------

     Notwithstanding any provisions of the New Articles, the Subscription Agreement, the Loan Stock or the Loan Stock Instrument to the contrary, the Borrower shall not without the prior written consent of the Agent:

     (a) (i) pay any interest on, or repay (save as permitted by clause 2.2(a)(ii)) any principal of, the Loan Stock or make any payment of the Participating Dividend (in each case) except upon 30 days' prior written notice to the Agent (provided that this requirement for 30 days' prior written notice shall not apply in the case of scheduled payments of interest on, and scheduled repayments of, the Loan Stock and any scheduled payment of the Participating Dividend in each case on the first dates on which they become payable (not having been deferred pursuant to this Agreement), payments of the Accrued Interest (as defined in the Loan Stock) resulting from disposals of the Sale Assets not being scheduled payments) and in any event not if (A) upon making such a payment (including payment of any related advance corporation tax (in the case of the Participating Dividend) or Taxes at the basic rate (in the case of interest)) any Financial Covenant Event of Default would occur or (B) any Financial Covenant Event of Default or any Payment Default has occurred and is continuing, or either of such circumstances might reasonably be expected (in the light of facts then known) to occur as a result (wholly or partly) of such declaration or payment either immediately or within 4 months thereafter, and (for the purpose of determining whether any scheduled payment of interest on, or principal of, the Loan Stock may be made in accordance with this clause 2.2(a)(i) when it is first scheduled to be made) the Borrower's management accounts for the period ending in May in any relevant year shall be used in relation to any such scheduled payment first due to be made in June or July of such year and the Borrower's management accounts for the period ending in November shall be used in relation to any such scheduled payment first due to be made in January of the next year, Provided however that if on the scheduled due date for a payment on or in respect of the Loan Stock or any payment of the Participating Dividend, such payment is not permitted under this clause 2.2(a)(i), such payment may be paid and received by the Loan Stock Holders or the Investors (as the case may be) as soon as the requirements of this clause 2.2(a)(i) are met (together with interest accrued on the unpaid amount in accordance with the loan stock instrument and/or the New Articles as the case may be), provided always that payment at that date would itself satisfy the requirements of this clause 2.2(a)(i) and, if payment in full of a scheduled payment on or in respect of the Loan Stock or any payment of the Participating Dividend (as the case may be) is not permitted by this clause 2.2(a)(i), partial payment (which shall, in the case of the Participating Dividend, include any related corporation tax) may instead be made if and to the extent that such partial payment would result in the requirements of this clause 2.2(a)(i) being complied with; or

          (ii) make the Vendor Sale Assets Repayment, provided that no such consent shall be required if at the time the Vendor Sale Assets Repayment is made or proposed to be made the Agent has not given an instruction to the Security Trustee under clause 5.1(a); or

          (iii) save as permitted by clause 2.2(a)(i), declare or pay any dividend or make any other distribution (whether in cash or in specie) in respect of any of its share capital whatsoever;

     (b) (unless required to do so by virtue of the adoption of mandatory accounting policies) reduce, redeem or purchase any of its share capital or reduce any uncalled or unpaid liability in respect thereof or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner, if in each case such reduction, redemption or purchase is on terms that its shareholders receive any payment or distribution in cash or in specie;

     (c) save, for the avoidance of doubt, to the extent permitted by clause 2.2(a)(i) or (ii):

          (i)   pay, repay, prepay or redeem any of the Loan Stock;

          (ii)  discharge any of the Loan Stock by any set-off; or

          (iii) purchase or otherwise acquire any of the Loan Stock;

     (d) (without prejudice to clause 2.2(a)(i)) pay any interest on the Loan Stock at rates in excess of the rates payable under the Loan Stock and the Loan Stock Instrument in their respective forms at the date hereof or in a manner contrary to the Loan Stock and the Loan Stock Instrument in their respective forms at the date hereof or pay any Participating Dividend at a rate or in an amount in excess of the rates or amounts payable under the New Articles in their form at the date hereof or in a manner contrary to the New Articles in their form at the date hereof; or

     (e) (save as provided above) pay any amount in respect of or calculated by reference to, or any fee or like amount related to, the Loan Stock (other than fees and expenses payable to Mercury under the Subscription Agreement on or about the date of issue of the Loan Stock);

     unless and until there has occurred the payment in full of the Senior Debt.

2.3  Acknowledgement by Loan Stock Holders and Investors
     ---------------------------------------------------

     Without prejudice to the generality of any other clause of this Agreement, each of the Loan Stock Holders and the Investors acknowledges and accepts the provisions of clause 2.2 and agrees that in no circumstances shall it take or accept (whether by any payment, the transfer of asset, the exercise of a right of set-off or combination of accounts or otherwise) any monies or other property from the Borrower or any other member of the Group in or towards reduction or satisfaction of all or any part of the Loan Stock Debt or any moneys due or owing in respect of any Unpaid Dividend except in accordance with, and to the extent permitted by, that clause, provided that no breach of this clause 2.3 shall occur by reason only of the Loan Stock Holders or (as the case may be) the Investors so taking or accepting such monies or property if the same have been paid or delivered on the basis of the management accounts referred to in clause 2.2(a)(i) in relation to scheduled payments on or in respect of the Loan Stock (when the same first become due to be made) which indicated satisfaction of the requirements of clause 2.2 and the subsequent audited consolidated financial statements of the Group show that such requirements were not in fact met.

2.4  Refund of payments
     ------------------

     In the event that, prior to the Senior Debt being repaid in full and following the making of a declaration by the Agent under clause 11.2(b) of the Facilities Agreement or the Working Capital Bank making a demand for payment under the Working Capital Facility letter, any amount is received or recovered (whether by any payment the exercise of a right of set-off or combination of accounts (whether statutory, equitable, contractual or otherwise) by, or any asset is transferred to, any Loan Stock Holder or Investor in or towards reduction or satisfaction of all or any part of the Loan Stock Debt or (as the case may be) all or any part of any Unpaid Dividends, such Loan Stock Holder or (as the case may be) Investor shall forthwith pay such amount (or, in the case of a set-off or combination of accounts, an amount equal thereto), or, as the case may be, transfer such asset, to the Security Trustee (and, pending such payment or transfer, shall hold the same on trust for the Security Trustee) to be applied in accordance with the terms of clause 6 and if any such amount is received or recovered or any such asset is transferred prior to any such declaration or demand (other than in accordance with clause 2.2 or the proviso to clause 2.3) such Loan Stock Holder or (as the case may be) Investor shall (upon being satisfied that the Arranger, the Agent, the Banks, the Swap Counterparty and/or the Working Capital Bank have no prior claim in respect thereof) promptly pay over or (as the case may be) transfer the same to the Borrower.

2.5  Remedy of financial covenant defaults
     -------------------------------------

     For the purposes only of this Agreement, a Financial Covenant Event of Default which is tested only on specific dates or by reference to specific periods shall be deemed to have been remedied when the undertaking (in its present or an agreed revised form) is next complied with on a subsequent testing date or in respect of a subsequent testing period.

2.6  Beneficiaries entitled to grant time etc.
     -----------------------------------------

     Each of the Beneficiaries shall be entitled to grant time or indulgence to and to release, compound or otherwise deal with, or receive monies from, any person liable or to deal with, exchange, release, modify or abstain from perfecting or enforcing any of the rights which it may now or hereafter have against any member of the Charging Group or otherwise without prejudicing its rights under this Agreement but subject always to the express provisions of this Agreement.

2.7  Termination of Swap Transactions
     --------------------------------

     The Swap Counterparty agrees with the Agent, the Banks and the Working Capital Bank that it will not terminate any of the Swap Transactions to which it is a party except:

     (a) as a result of non-payment of any Indebtedness under a Swap Transaction, which non-payment continues for 7 days after notice of such non-payment has been given by the Swap Counterparty to the Agent (provided that while the Swap Counterparty and the Agent are the same entity it will not be necessary for there to be any formal notice of such non-payment to be given by the Swap Counterparty to the Agent); or

     (b) upon an acceleration of the principal amount outstanding under the Facilities following consultation with (but without being required to obtain the consent of) the Agent; or

     (c)  upon the occurrence of an insolvency proceeding; or

     (d) following the repudiation of any such Swap Transaction by the Borrower; or

     (e)  upon:

          (i) it becoming contrary to any law or regulation for the Borrower or the Swap Counterparty to perform the payment obligations expressed to be assumed by it in respect of any Swap Transaction or such obligations become invalid or unenforceable against the Borrower; or

          (ii) any provision of any Swap Document relating to the termination thereof (including, without limitation, the calculation of or obligation to pay amounts upon such termination) becoming invalid or unenforceable against the Borrower; or

     (f)  (i)   from the date hereof until the date on which the A Loan is paid in full with the prior written consent of the Agent (acting on the instructions of all the Banks); or

          (ii) on or after the date on which the A Loan is paid in full, with prior written consent of the Agent (acting on the instructions of all the B Banks).

2.8  Insolvency proceedings
     ----------------------

     (a) Without prejudice to the generality of any other provision of this Agreement, the Loan Stock Holders and the Investors severally covenant with and undertake to the Security Trustee that they will procure that in any insolvency proceeding:

          (i) the claims of the Loan Stock Holders in respect of the Loan Stock Debt and the claims of the Investors in respect of any Unpaid Dividends shall be postponed to the payment in full of the Senior Debt and no amount received in any insolvency proceeding shall be retained by any of the Loan Stock Holders in respect of the Loan Stock Debt or by any of the Investors in respect of any Unpaid Dividends, nor shall any distribution of assets of any kind be retained by any Loan Stock Holders in respect of the Loan Stock Debt or by any of the Investors in respect of any Unpaid Dividends, until the Senior Debt has first been paid in full; and

          (ii) all amounts which are received (including, without limitation an amount equal to all amounts which are deemed received by reason of the operation of any set-off or combination of accounts (whether statutory, equitable, contractual or otherwise)) by, and all assets which are distributed to, the Loan Stock Holders in respect of the Loan Stock Debt and the Investors in respect of any Unpaid Dividends after the commencement of such insolvency proceeding but before the Senior Debt has been repaid in full shall, or (in the case of a set-off or combination of accounts) an amount equal thereto shall, forthwith be paid or (as the case may be) transferred to the Security Trustee to be applied in accordance with the terms of clause 6 (and, pending such payment or transfer shall be held on trust for the Security Trustee).

2.9  Proof by Creditors
     ------------------

     The Loan Stock Holders and Investors each agree to demand, sue and prove for, collect and receive every payment or distribution made of all or any part of the assets of any member of the Charging Group or the proceeds thereof and to give acquittance therefor and to file claims and take such other proceedings in relation to sums owing in respect of the Loan Stock Debt and any Unpaid Dividends respectively as the Security Trustee may deem necessary or advisable to give effect to this Agreement, provided that they shall not however be required to take any action which would in their reasonable opinion be unlawful or expose them to any material liability or expense. The liquidator or other insolvency representative of each member of the Charging Group is authorised to apply any assets or monies received by him in accordance with the terms of this Agreement.

2.10 Rights of Working Capital Bank under the Facilities Agreement
     -------------------------------------------------------------

     Each Bank acknowledges that the Working Capital Bank shall have the rights ascribed to it under the Facilities Agreement.

3    Changes to the Loan Stock and the New Articles
     ----------------------------------------------

3.1  Changes to the Loan Stock
     -------------------------

     Each of the Loan Stock Holders agrees that no amendment shall be made to the terms of the Loan Stock and/or the Loan Stock Instrument (other than the amendment of typographical inconsistencies or manifest errors unless not less than ten Banking Days prior to despatch of the notice convening the relevant proposed meeting of Loan Stock Holders or distribution of the relevant proposed amending resolution the Security Trustee has been consulted in relation to the making of the relevant amendment and each Loan Stock Holder agrees that the relevant amendment will not be made if, in the opinion of the Security Trustee (acting reasonably), the making of the relevant amendment would have an adverse effect on the interests of the Agent and/or the Banks under the Facilities Agreement or on the interests of the Swap Counterparty under the Swap Documents or on the interests of the Working Capital Bank under the Working Capital Facility letter or the interests of any of them under the Security Documents or would bring forward and/or increase the amount of any payment made or to be made under or in respect of the Loan Stock prior to the date on which the Senior Debt is paid in full. Any such amendment so made shall be promptly notified to the Agent and the Security Trustee.

3.2  Changes to the New Articles
     ---------------------------

     The Borrower undertakes with the Security Trustee that it will consult with the Security Trustee (not later than ten Banking Days prior to the despatch of the notice convening the relevant proposed meeting) if it proposes to convene any meeting of its shareholders or any class of its shareholders with a view to the alteration of any provision of its Articles of Association (in the form of the New Articles in their form as at the date hereof) which would create any new class of share or any securities convertible into or carrying rights to subscribe for shares of any class or which would alter the rights of any class of shares (including, without prejudice to the generality of the foregoing, any alteration which would have the effect of converting a class of shares into any other class of shares, increasing the amount of any dividend or other distribution payable on any class of shares or of requiring or enabling payment of any dividend or other distribution on, or of requiring or enabling the redemption or purchase of, any class of shares otherwise than in accordance with the New Articles in their form as at the date hereof) and will not make the relevant change if, in the opinion of the Security Trustee (acting reasonably), the making of the same could have an adverse effect on the interests of the Agent and/or the Banks under the Facilities Agreement or on the interests of the Swap Counterparty under the Swap Documents or on the interests of the Working Capital Bank under the Working Capital Facility Letter or on the interests of any of them under the Security Documents or would alter the rights of the shareholders of the Borrower in respect of any distribution made or that may be made by the Borrower prior to the earlier of the date on which the Senior Debt is scheduled to be paid in full and the date on which the Senior Debt is actually paid in full; for the purposes of this clause 3.2 "alteration" shall for the avoidance of doubt include any addition to, deletion from or revision of any provision of its Articles of Association.

4    Effect of this Agreement
     ------------------------

4.1  This Agreement prevails
     -----------------------

     Nothing contained in this Agreement shall:

     (a) require any Creditor to make any advance to, or to purchase any stock or notes from, or to provide any facility to, the Borrower or any other member of the Group; or

     (b) (without prejudice to clause 8.2) as between (i) the Borrower and any Charging Subsidiary and (ii) any of the other parties hereto, affect or prejudice any rights or remedies of such other parties under the Facilities Agreement, the Loan Stock, the Loan Stock Instrument, the Swap Documents, the Working Capital Facility Letter and the other Security Documents which shall respectively remain in full force and effect according to their terms.

4.2  Purchasers not concerned with provisions of this Agreement
     ----------------------------------------------------------

     No purchaser or other person shall be concerned in any way with the provisions of this Agreement but shall assume that the party hereto with which it is dealing, or any Receiver (as the case may be), is acting in accordance with the provisions of this Agreement.

4.3  Disclosure of information
     -------------------------

     Any party hereto shall be at liberty from time to time to disclose to any other party hereto any information concerning the affairs of the Borrower and any other member of the Group in such manner and to such extent as such party shall from time to time think fit. The Agent agrees to inform the Swap Counterparty and the Working Capital Bank before increasing the principal amount of the Facilities. Each of the Agent, the Working Capital Bank and the Swap Counterparty agrees to inform the others thereof promptly upon any amendment being made to the Facilities Agreement, the Working Capital Facility Letter or the Swap Documents respectively.

4.4  Notification of Defaults, etc.
     ------------------------------

     (a) The Agent shall notify the Working Capital Bank and the Swap Counterparty of any Event of Default;

     (b) the Swap Counterparty shall notify the Agent and the Working Capital Bank of any default or any termination event (howsoever described) under any Swap Document; and

     (c) the Working Capital Bank shall notify the Agent and the Swap Counterparty of the occurrence of any default under the Working Capital Facility Letter;

     but (in each case) only if, in the case of an event which is the non-payment of an amount, such amount is more than three Banking Days overdue (ignoring for this purpose any applicable grace period) or, in the case of any other event, the Agent, the Swap Counterparty or the Working Capital Bank (as the case may be) otherwise has actual knowledge of the event concerned. For the purposes of this clause 4.4, neither the Agent, the Swap Counterparty nor the Working Capital Bank shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the treasury, corporate lending or loan administration departments (if any) of the person for the time being acting as the Agent or, as appropriate, the Swap Counterparty or the Working Capital Bank may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Agent or, as appropriate, the Swap Counterparty or the Working Capital Bank or for the Borrower or any other member of the Group.

4.5  Consultation
     ------------

     The Agent, the Swap Counterparty, the Working Capital Bank and the Security Trustee shall consult generally with regard to any matter materially affecting the rights of the Banks, the Swap Counterparty and the Working Capital Bank as regulated by this Agreement.

4.6  Prohibition on Encumbrances
     ---------------------------

     Each Creditor undertakes with each of the other Creditors, and each Investor undertakes with each Creditor, that, from and after the date hereof and so long as any of the Senior Debt remains outstanding, such Creditor will not take, accept or receive the benefit of any Encumbrance from any member of the

     Group (other than Permitted Encumbrances) to secure any liability (whether actual or contingent or present or future) of any member of the Group without the prior written consent of all of the other Creditors.

5    Enforcement
     -----------

5.1  Enforcement
     -----------

     It is agreed that:

     (a) the Agent may instruct the Security Trustee to enforce the security created by the Security Documents at any time after the happening of any Event of Default and while the same is continuing; and

     (b) following the making of a declaration by the Agent under clause 11.2(b) of the Facilities Agreement, the Working Capital Bank shall (if it has not already done so) make demand under the Working Capital Facility Letter in respect of all moneys then outstanding thereunder.

5.2  Cash Collateralised Debt
     ------------------------

     Each of the Creditors, the Security Trustee, the Borrower and the Charging Subsidiaries agrees that the Working Capital Bank shall not be obliged to account to the Security Trustee for any part of the Cash Collateral.

5.3  Rights to enforce
     -----------------

     (a) Each of the Creditors acknowledges that only the Agent may instruct the Security Trustee to enforce the security created by the Security Documents and that they are not entitled independently to instruct the Security Trustee to enforce the security created by the Security Documents in any circumstances whatsoever. None of the Loan Stock Holders or the Investors shall themselves challenge or question the validity or enforceability of any of the Security Documents. Nothing in this sub-clause shall prejudice the rights of the Creditors amongst themselves.

     (b) Except as expressly permitted by this Agreement, none of the Loan Stock Holders shall:

          (i) enforce or take any steps to enforce (whether by legal action or otherwise) the Loan Stock Debt except (having given 90 days' prior written notice to the Agent) in respect of a payment which is permitted to be, or not prohibited from being, made by this Agreement which has become due and payable but has not been made (provided that, for the avoidance of doubt, prior to payment in full of the Senior Debt, nothing in this clause 5.3(b)(i) shall entitle any Loan Stock Holder to require the Security Trustee to enforce the security created by the Security Documents), or

          (ii) subject to and save as provided in clause 5.7, petition for or vote in favour of any resolution for any insolvency proceeding until the Senior Debt has been paid in full

5.4  Security Trustee not to enforce until instructed
     ------------------------------------------------

     The Security Trustee shall refrain from enforcing the security created by the Security Documents until instructed to do so, pursuant to the terms of this Agreement, by the Agent. Each Creditor with the right to participate in any decision as to whether the Security Trustee should be instructed to enforce the security created by the Security Documents (which, for the avoidance of doubt, shall not prior to payment in full of the Senior Debt include any Loan Stock Holder) is entitled to have regard solely to its own interests in forming a view and is entitled to act and vote in accordance with that view.

5.5  Deemed consent
     --------------

     Notwithstanding any provision of this Agreement, each Loan Stock Holder agrees that prior to payment of the Senior Debt in full any waiver, consent, instruction or discharge which it is contemplated by this Agreement may be given by the Agent, the Banks, the Swap Counterparty, the Working Capital Bank or any of them to the Security Trustee (including, without limitation any instruction given by the Agent under clauses 5.1(a) or 7.1) shall be deemed to have been given by and on behalf of the Loan Stock Holders as well and each of the Loan Stock Holders shall be bound by, and shall have no right to challenge, each of the same and shall have no right of action against the Security Trustee in respect of its reliance on any of the same.

5.6  Claims and actions against Relevant Professionals and the Auditors
     ------------------------------------------------------------------

     Each Loan Stock Holder and each Investor agrees that, if, in any capacity whatsoever prior to payment in full of the Senior Debt:

     (a) it has any claim or right of action against Biddle & Co. and Deloitte & Touche in respect of or arising out of a Relevant Report or against the Auditors (in such capacity but only if in respect of such claim the liability of the Auditors is limited), it will not proceed with, or will discontinue, such claim if and to the extent that the Security Trustee shall request, provided that nothing in this clause 5.6(a) shall require any Loan Stock Holder or Investor to waive any such claim and each Loan Stock Holder and Investor may take such action as may be reasonably necessary to preserve its claim against the Relevant Professional or, as the case may be, the Auditors for such period as such Loan Stock Holder or, as the ease may be, Investor is prevented by this clause 5.6(a) from pursuing its claim; and

     (b) it recovers any sum from a Relevant Professional in respect of any claim or right of action in respect of or arising out of a relevant Report or from the Auditors (in such capacity) or their respective insurers in settlement of any such claim (whether in respect of damages or pursuant to any insolvency proceeding or otherwise), it shall promptly upon receipt of the relevant sum pay the same to the Security Trustee for application in accordance with clauses 6.2 and
          6.3 (and pending such payment shall hold the same on trust for the Security Trustee), provided that each Loan Stock Holder and Investor shall only be obliged to pay over to the Security Trustee and share any amount which it receives or recovers in respect of any such claim with any other party which:

          (i) has a same or similar claim against such Relevant Professional or the Auditors which such party successfully pursues; and

          (ii) does not ultimately receive or recover from such Relevant Professional or the Auditors (as the case may be) or their respective insurers or relevant insolvency official the full amount in respect of which such Relevant Professional or the Auditors (as the case may be) are found to be liable (and in the event that such party receives or recovers part of such amount it shall only be entitled to recover pursuant to this clause 5.6(b) an amount not exceeding the shortfall).

5.7  Rights as Shareholders unaffected
     ---------------------------------

     Save as otherwise provided in this Agreement nothing in this Agreement restricts any party hereto which is, from time to time, a shareholder in the Borrower from exercising its rights in that capacity.

6    Appropriation
     -------------

6.1  Declaration of Trust
     --------------------

     The Security Trustee hereby declares itself trustee of all monies and assets received by, or transferred to, it pursuant to or in connection with this Agreement (other than (for the avoidance of doubt) the Security Trustee Debt) with effect from the date hereof to hold the same on trust for the Beneficiaries and to apply the same in accordance with clause 6.2. The trust hereby declared shall remain in full force and effect for so long as the trusts contained in the other Security Documents remain in effect.

6.2  Order of claims
     ---------------

     All amounts received by the Security Trustee pursuant to this Agreement and/or the other Security Documents shall be applied by it in the following order and to the extent that the said amounts are sufficient to meet the respective claims:

          First as to a sum equivalent to the amounts payable to the Security Trustee under clauses 5.3, 13.3 and 13.4 of the Guarantee and Debenture and any equivalent or similar provisions in any other Security Document from time to time (including any amounts received by the Security Trustee pursuant to clauses 7.4 and/or 7.5) for the Security Trustee absolutely (or, if any amounts have been received by the Security Trustee pursuant to clauses 7.4 and/or 7.5, for the Security Trustee and the payers of those amounts pro rata to the amounts (in the case of the Security Trustee) so payable to it and not received by it pursuant to clauses 7.4 and/or 7.5 and (in the case of each payer) to the amount paid by it pursuant to clauses 7.4 and/or 7.5);

          Secondly as to a sum equivalent to the Cash Collateralised Debt from time to time and to the extent that for any reason the Working Capital Bank is unable to apply the Cash Collateral in satisfaction of the Cash Collateralised Debt for the Working Capital Bank absolutely;

          Thirdly as to a sum equivalent to the Bank Debt from time to time for the Arranger, the Agent, the A Banks, the B Banks, the Swap Counterparty and the Working Capital Bank absolutely (and shall pay each of the same (each a "relevant Beneficiary") a sum equivalent to the proportion that the amount outstanding to each relevant Beneficiary bears to the aggregate of all amounts outstanding to all relevant Beneficiaries at the time of payment);

          Fourthly as to a sum equivalent to the Loan Stock Debt from time to time for the Loan Stock Holders absolutely (and shall pay each of the same a sum equivalent to the proportion that the amount outstanding to such Loan Stock Holder bears to the aggregate of all amounts outstanding to the Loan Stock Holders at the time of payment);

          Fifthly to such other persons (if any) as may be entitled thereto in priority to the Borrower and the other members of the Charging Group; and

          Sixthly as to the balance (if any) for the Borrower and the other members of the Charging Group absolutely pro rata to the respective amounts paid, received or recovered from each of them.

6.3  Powers of the Security Trustee
     ------------------------------

     The Security Trustee shall have all the powers and discretions conferred upon trustees by law (to the extent not inconsistent herewith) and upon the Security Trustee by this Agreement and it is expressly declared that the Security Trustee shall be entitled to invest monies which in the opinion of the Security Trustee may not be paid out promptly following receipt in the name or under the control of the Security Trustee in any of the investments for the time being authorised by law for the investment by trustees of trust monies or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Trustee as the Security Trustee may think fit without being under any duty to diversify its investments and the Security Trustee may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments.

6.4  Limitation on liability of the Security Trustee
     -----------------------------------------------

     The Security Trustee shall have no duties, obligations or liabilities to any of the Beneficiaries or the Borrower or any other member of the Charging Group beyond those expressly stated in this Agreement and the other Security Documents and, without prejudice to the generality of the foregoing, shall not be liable to any of the Beneficiaries or the Borrower or any other member of the Charging Group for any losses, costs, damages or expenses any of the same may incur, or that may result from (a) the exercise of, or (b) the failure to exercise, or (c) the timing of the exercise of, any of the powers, authorities and discretions vested in the Security Trustee by this Agreement, by any of the other Security Documents or by law except any arising out of its own wilful default or negligence.

7    The Security Trustee
     --------------------

7.1  Security Trustee to act in accordance with instructions
     -------------------------------------------------------

     Without prejudice to clauses 7.6, 7.7 and 7.8:

     (a) the Security Trustee shall act in accordance with the instructions of the Agent in agreeing with the Borrower and/or any one or more other members of the Charging Group to amend, modify or otherwise vary, or waive breaches of or defaults under, or otherwise excuse performance of, any provision of any of the Security Documents; and

     (b)  the Security Trustee shall act in accordance with:

          (i) the instructions of the Borrower in granting releases under any provision of the Security Documents for the disposal of any asset permitted by clause 9.2(i) of the Facilities Agreement; and

          (ii) the instructions of the Agent in granting releases under any provision of the Security Documents for the disposal of any asset not permitted pursuant to (i) above.

     The Security Trustee shall be entitled to assume that the Agent has due authority to give any such consent or (as the case may be) has obtained the requisite authorisations from the Banks, and shall not be liable to any of the Beneficiaries for any action taken or omitted under or in connection with any of the Security Documents following receipt of such consent.

7.2  Notification
     ------------

     The Security Trustee agrees to notify the Agent promptly of the contents of each notice, certificate and other document received by the Security Trustee from the Borrower or any other member of the Charging Group.

7.3  Provision of information to the Security Trustee
     ------------------------------------------------

     Each of the other parties hereto (whether directly or through the Agent) shall provide the Security Trustee with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under this Agreement and/or the other Security Documents and, in particular with such directions in writing as may reasonably be required so as to enable the Security Trustee to apply the proceeds of realisation of the Security Documents as contemplated by clause 6.2.

7.4  Reimbursement
     -------------

     Without prejudice to clauses 5.3, 13.3 and 13.4 of the Guarantee and Debenture and any equivalent or similar provisions in any other Security
     Document:

     (a)  prior to payment of the Senior Debt in full, each Bank; and

     (b)  thereafter, each Loan Stock Holder,

     shall reimburse the Security Trustee (rateably in accordance with the principal amount actually or contingently owing to it under the Facilities Agreement or, as the case may be, under the Loan Stock Instrument and/or the Loan Stock), to the extent that the Security Trustee is not reimbursed by the Borrower or any other member of the Charging Group, for the charges and expenses incurred by the Security Trustee in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, any of the Security Documents or in carrying out its duties under this Agreement and/or any of the other Security Documents including (in each case) the fees and expenses of legal or other professional advisers.

7.5  Indemnity
     ---------

     Without prejudice to clauses 5.3, 13.3 and 13.4 of the Guarantee and Debenture and any equivalent or similar provisions in any other Security Document;

     (a)   prior to payment of the Senior Debt in full, each Bank; and

     (b)   thereafter, each Loan Stock Holder,

     shall indemnify the Security Trustee (rateably in accordance with the principal amount actually or contingently owing to it under the Facilities Agreement or, as the case may be, under the Loan Stock Instrument and/or the Loan Stock), to the extent that the Security Trustee is not indemnified by the Borrower or any other member of the Charging Group, against all liabilities, damages, costs and claims whatsoever incurred by the Security Trustee in connection with the performance of its duties under this Agreement and/or any of the other Security Documents or any action taken or omitted by the Security Trustee under this Agreement and/or any of the other Security Documents other than any of the same arising out of its own wilful default or negligence.

7.6  Enquiry by the Security Trustee
     -------------------------------

     The Security Trustee shall not be obliged to make any enquiry as to any default by the Borrower or any other member of the Charging Group in the performance or observance of any provision of any of the Security Documents or as to whether any event or circumstance has occurred as a result of which the security constituted by any of the Security Documents shall have or may become enforceable.

7.7  Exclusion in relation to deposit of deeds, etc.
     -----------------------------------------------

     The Security Trustee shall not have any duty or responsibility, either initially or on a continuing basis, to ascertain whether all deeds and documents which should have been deposited with it under or pursuant to the Security Documents have been so deposited with it.

7.8  Exclusion of liability
     ----------------------

     The Security Trustee shall not have any responsibility to any of the Beneficiaries (i) on account of the failure of the Borrower or any other member of the Charging Group to perform any of its obligations under any of the Security Documents or (ii) for the financial condition of the Borrower or any other member of the Charging Group or (iii) for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents or (iv) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security

     Documents or (v) to investigate or make any enquiry into the title of the Borrower or any other member of the Charging Group to the Charged Assets or any part thereof or (vi) for the failure to register any of the Security Documents at the Companies Registration Office, H.M. Land Registry or the Trade Marks Registry or elsewhere or (vii) for the failure to register any of the Security Documents in accordance with the provisions of the documents of title of the Borrower or any other member of the Charging Group to any of the Charged Assets or (viii) for the failure to effect or procure the registration of any floating charge created by any of the Security Documents by registering under the Land Registration Act 1925 any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act against any land for the time being forming part of the Charged Assets or (ix) for the failure to take or require the Borrower or any other member of the Charging Group to take any steps to render any of the Security Documents effective as regards Charged Assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned or (x) otherwise in connection with the Security Documents or their negotiation or for acting (or, as the case may be, refraining from acting) with the consent, or upon the instruction, of the Agent given pursuant to clauses 5.1 or 7.1 or in reliance upon information provided to it pursuant to clause 7.3 or otherwise.

7.9  Reliance on documents
     ---------------------

     The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

7.10 Deposit of deeds, etc.
     ----------------------

     The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Charged Assets deposited with it under or pursuant to the Security Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing the Borrower or any other member of the Charging Group access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Trustee shall not be responsible for any loss incurred in connection with any such deposit, access or possession other than arising out of its own wilful default or negligence.

7.11 Illegal acts
     ------------

     The Security Trustee may refrain from doing anything which would, or might in its opinion, be contrary to any law of any jurisdiction or any directive, regulation or regulatory requirement of any State (or any agency thereof) or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive, regulation or regulatory requirement.

7.12 Other business with the Group
     -----------------------------

     The Security Trustee and its subsidiary and associated companies may, without any liability to account to any other party hereto, accept deposits from, lend money to. and generally engage in any kind of banking or trust business with, the Borrower or any of its Subsidiaries or Affiliates or the members of the Management Team or any of the Beneficiaries or any of the Investors as if it were not the Security Trustee.

7.13 Rights as Beneficiary
     ---------------------

     With respect to its own status as a Beneficiary the Security Trustee shall have the same rights and powers as any other Beneficiary and may exercise the same as though it were not performing the duties and functions of Security Trustee.

7.14 Separation of capacities
     ------------------------

     Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and the Security Trustee have entered into this Agreement in their separate capacities as agent for the Banks under and pursuant to the Facilities Agreement and as security trustee for the Beneficiaries to hold the guarantees and other assurances and security created or to be created by the Security Documents on the terms set out in the Security Documents Provided that, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Trustee, while the Agent and the Security Trustee are the same entity it will not be necessary for there to be any such formal communication or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

8    Acknowledgements
     ----------------

8.1  Acknowledgement by the Borrower and the Charging Subsidiaries
     -------------------------------------------------------------

     The Borrower and the Charging Subsidiaries enter into this Agreement for the purpose of acknowledging the order of payments herein recorded and undertakes with each of the other parties hereto to observe the provisions of this Agreement at all times and not in any way prejudice or affect the enforcement of such provisions or do or suffer anything which would be a breach of the terms of this Agreement. The Borrower further undertakes to procure that its Subsidiaries will not take any action (including, without limitation, the making of any payment) which action, if taken by the Borrower, would have been a breach by the Borrower of the preceding undertaking given in this clause 8.1.

8.2  Agreement between the Creditors
     -------------------------------

     Each Creditor agrees with every other Creditor (but not with the Borrower or any Charging Subsidiary) that the provisions of this Agreement shall regulate the rights of such Creditor under the Facilities Agreement, the Swap Documents, the Working Capital Facility Letter, the Loan Stock and the Loan Stock Instrument, which rights shall in all respects take effect subject to the provisions of this Agreement.

8.3 Each Loan Stock Holder acknowledges that Mercury is the authorised representative of the Loan Stock Holders for the purposes of this Agreement and agrees that it will not challenge any action taken by Mercury in such capacity under this Agreement. The Security Trustee shall be entitled to assume that the Loan Stock Holder's Representative has due authority to give any consent or instruction on behalf of the Loan Stock Holders or (as the case may be) has obtained the requisite authorisations from the Loan Stock Holders, and shall not be liable to any of the Loan Stock Holders for any action taken or omitted under this Agreement following receipt of any such consent or instruction.

9    Substitutions and Assignments by Banks
     --------------------------------------

9.1  Substitutions by Banks
     ----------------------

     Any Bank may transfer, by way of novation, all or any part of its rights, benefits and/or obligations under this Agreement by delivery to the Agent of a Substitution Certificate in the manner and otherwise as provided in clause 15.3 of the Facilities Agreement in which event, on and as from the effective date specified in such Substitution Certificate, the following provisions shall apply in relation to the rights and obligations of the parties to this Agreement:

     (a) to the extent that in such Substitution Certificate the A Bank or (as the case may be) B Bank party thereto seeks to transfer its rights and/or its obligations under the Facilities Agreement, such A Bank or (as the case may be) B Bank and the other parties to this Agreement shall be released from their respective obligations to one another under this Agreement ("discharged obligations") and their respective rights against one another under this Agreement ("discharged rights") shall be cancelled;

     (b) the Substitute party to the relevant Substitution Certificate and the other parties to this Agreement shall, to the same extent, assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Substitute instead of to or by such A Bank or (as the case may be) B Bank; and

     (c) the Substitute party to the relevant Substitution Certificate and the other parties to this Agreement shall, to the same extent, acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against such Substitute instead of by or against such A Bank or (as the case may be) B Bank.

9.2  Notification by Agent
     ---------------------

     The Agent shall promptly notify the Security Trustee of the receipt by it of any Substitution Certificate.

9.3  Authorisation to Agent
     ----------------------

     Each of the other parties hereto irrevocably authorizes the Agent to countersign each Substitution Certificate on its behalf without any further consent of, or consultation with, any such party provided that the conditions of clause 15.3 of the Facilities Agreement have been complied with.

9.4  References to A Bank and/or B Bank
     ----------------------------------

     If any A Bank and/or (as the case may be) any B Bank novates all or any of its rights, benefits and obligations as provided in clause 9.1 all relevant references in this Agreement to such A Bank or (as the case may be) any B Bank shall thereafter be construed as a reference to such Bank and/or its Substitute to the extent of their respective interests.

10   Changes of Agent and the Security Trustee
     ------------------------------------------

10.1 Change of Agent
     ---------------

     The appointment of any successor to the Agent pursuant to clause 16.11 of the Loan Agreement shall be (as therein provided) conditional upon such successor having executed and delivered to the Security Trustee an Agent's Adherence. Upon the appointment of any such successor taking effect, the retiring Agent shall be discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent.

10.2 Change of Security Trustee
     --------------------------

     The appointment of any successor to the Security Trustee pursuant to clause
     13.6 of the Guarantee and Debenture or any equivalent or similar provision in any other Security Document shall be conditional upon the Agent, the retiring Security Trustee and such successor having executed and delivered a Security Trustee's Adherence. Each of the other parties hereto irrevocably authorises the Agent to enter into a Security Trustee's Adherence on its behalf without further consent of, or consultation with, any such party, provided that the conditions of clause 13.6 of the Guarantee and Debenture and any equivalent or similar provision in any other Security Document have been complied with. Upon the appointment of any such successor taking effect, the retiring Security Trustee shall be discharged from any further obligation under this Agreement and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the Retiring Security Trustee.

10.3 Retirement of Security Trustee
     ------------------------------

     The Agent acting on the instructions of the Majority Banks may at any time require the Security Trustee to retire from its appointment as Security Trustee if the Security Trustee is no longer a Bank and a Bank willing to replace the Security Trustee has been found. The Security Trustee agrees to co-operate in giving effect to such retirement in accordance with any such notice duly received by it.

10.4 Replacement of Security Trustee following payment of the Senior Debt in
     -----------------------------------------------------------------------
     full
     ----

     After the Senior Debt has been paid in full the Security Trustee may require Mercury to accept (or to procure that a person nominated by it accepts) the appointment of Security Trustee in its place (and the Borrower, the Charging Subsidiaries and the Creditors agree to give any consents, execute any documents and take any other action which may be necessary or desirable to facilitate such appointment).

11   Assignments and transfers by Other Parties
     ------------------------------------------

11.1 No assignment or transfer by the Borrower or any Charging Subsidiary
     --------------------------------------------------------------------

     Neither the Borrower nor any Charging Subsidiary may assign or transfer any of its rights or obligations under this Agreement.

11.2 Assignment or transfer by the Swap Counterparty and the Working Capital
     -----------------------------------------------------------------------
     Bank
     ----

     The Swap Counterparty and the Working Capital Bank may not assign any of their respective rights and/or transfer any of their respective obligations under the Swap Documents and the Working Capital Facility Letter (as the case may be) to any person unless the prospective assignee or transferee has first entered into an undertaking in form and substance reasonably satisfactory to the Security Trustee, to be bound by the provisions of this Agreement in the capacity of Swap Counterparty or Working Capital Bank (as the case may be).

11.3 Assignment by Loan Stock Holders and Investors
     ----------------------------------------------

     No Loan Stock Holder or Investor may assign or transfer any of its rights under, in respect of or to the Loan Stock and/or the Loan Stock Instrument or (as the case may be) transfer any of its rights or title in respect of or to shares in the Borrower to any person unless the prospective assignee or transferee has first entered into a Loan Stock Holder's and Investor's Adherence.

12   Notices and Other Matters
     -------------------------

12.1 Notices
     -------

     Every notice, request, demand or other communication under this Agreement shall:

     (a) be in writing delivered personally or by first class prepaid letter or fax;

     (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter, when delivered personally or three days after it has been put into the post and, in the case of a fax, at the time of despatch (provided that if the date of despatch is not a business day or the time of despatch is after normal business hours in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

     (c)  be sent:

          1)  to the Agent at:

              Waterhouse Square,
              138-142 Holborn,
              London EC1N 2TH
              Fax:      0171 427 9930
              Attn:     Peter Goody

              or at its address or fax number in any relevant Agent's Adherence or at any other address or fax number from time to time notified to the other parties by it;

          2) to each Bank at its address or fax number in schedule 1 to the Facilities Agreement or in any relevant Substitution Certificate or at any other address or fax number from time to time notified to the other parties by it;

          3)  to the Swap Counterparty at:

              Waterhouse Square
              138-142 Holborn,
              London EC1N 2TH
              Fax:      0171 293 9494
              Attn:     Peter Goody

          4)  to the Working Capital Bank at:

              Waterhouse Square,
              138-142 Holborn,
              London EC1N 2TH
              Fax:      0171 427 9930
              Attn:     Peter Goody

              or at any other address or fax number from time to time notified to the other parties by it

          5)  to the Security Trustee at:

              Waterhouse Square,
              138-142 Holborn,
              London EC1N 2TH
              Fax:      0171 427 9930
              Attn:     Peter Goody

              or at its address or fax number in any relevant Security Trustee's Adherence or at any other address or fax number from time to time notified to the other parties by it;

          6) to each Investor at its address in Schedule 1 or 2 (as the case may be) to the Subscription Agreement or at any other address or fax number from time to time notified to the other parties by it;

          7)  to the Vendor at:

              5110 W. Sahara Avenue,
              Las Vegas,
              Nevada 89102-3702,
              U.S.A.
              Fax:      702 257 3601
              Attn:     Wendy Simpson

          8)  to the Borrower and the Charging Subsidiaries at:

              The Priory,
              Priory Lane,
              Roehampton,
              London SW15 5JJ
              Fax:      0181 876 8261
              Attn:     Ian Reynolds

              or at any other address or fax number in the United Kingdom from time to time notified to the other parties by it.

12.2  Severability
      ------------

      If any provision of this Agreement is illegal or unenforceable in any jurisdiction in relation to any party hereto such illegality or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any of the other parties hereto.

12.3  Not a partnership
      -----------------

      This Agreement shall not, and shall not be construed so as to, constitute a partnership between the parties or any of them.

12.4  No waiver
      ---------

      No waiver by any party of any breach of this Agreement shall operate as a waiver of any subsequent or continuing breach and no failure by any party to exercise its rights under this Agreement shall preclude that party from exercising its rights in respect of any subsequent event.

12.5  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

12.6  Interpretation on payment of Senior Debt in full
      ------------------------------------------------

      Following payment of the Senior Debt in full, all references in this Agreement to the Agent shall be deemed to be a reference to the Loan Stock Holder's Representative and all references in this Agreement to the Banks shall be deemed to be a reference to the Loan Stock Holders.

13    Law and Jurisdiction
      --------------------

      This Agreement shall be governed by and interpreted in accordance with English law. Each of the parties hereby irrevocably submits to the non-exclusive jurisdiction of the High Court of Justice in England but (subject as provided below) this Agreement may be enforced in any court of competent jurisdiction. Each party to this Agreement agrees that only the courts of England shall have jurisdiction to determine any claim which any party may have against the Security Trustee arising out of this Agreement.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

                                   SCHEDULE
                                   --------

                          Part A - Agent's Adherence
                          --------------------------


THIS DEED POLL dated ..............., supplemental to an agreement (the
"Inter-Creditor Agreement") dated ............., 1996 and made between The Royal
Bank of Scotland plc as Arranger (1), The Royal Bank of Scotland plc as Agent
(2), certain banks as A Banks and B Banks (3), The Royal Bank of Scotland plc as Swap Counterparty (4), The Royal Bank of Scotland plc as Working Capital Bank
(5), The Royal Bank of Scotland plc as Security Trustee (6), Mercury Development Capital Limited and others as Investors and Loan Stock Holders (7), Community Psychiatric Centers as Vendor and a Loan Stock Holder (8), Foray 911 Limited as Borrower (9) and certain companies as Charging Subsidiaries (10). Words and expressions defined or referenced in the Inter-Creditor Agreement shall, uniess the context otherwise requires, or unless otherwise defined in this Deed, have the same meanings when used in this Deed.

WHEREAS ....................... (the "New Agent") proposes to accept the appointment of Agent under and in accordance with the provisions of clause 16.11 of the Facilities Agreement and execution of this Deed by the New Agent is a condition precedent to such appointment becoming effective.

NOW THIS DEED WITNESSES that the New Agent hereby agrees and covenants with each other person who is a party to the Inter-Creditor Agreement as at the date on which the aforementioned appointment shall become effective that, subject only to such appointment becoming effective, it will at all times thereafter observe, perform and be bound by all the terms, provisions, covenants and undertakings contained in the Inter-Creditor Agreement and expressed to be observed and/or performed by the Agent as if it had been party to the Inter-Creditor Agreement in the capacity of Agent.

For the purposes of clause 12.1 of the Inter-Creditor Agreement the New Agent's address for service shall be at:

     ..............................
     ..............................
     ..............................
     Fax:       ...................
     Attention: ...................

IN WITNESS whereof this Deed has been duly executed by the New Agent the day and year first above written.

                                   SCHEDULE
                                   --------

              Part B - Trustee's Deed of Appointment and Adherence
              ----------------------------------------------------

THIS DEED is made the ............. day of ............. BETWEEN:

(1)  [Retiring Trustee] of                 (the "Retiring Trustee");

(2)  [New Trustee] of                      (the "New Trustee); and

(3)  [Agent] of                            (the "Agent")

WHEREAS:

(A)  This Deed is supplemental to:

     (1) an agreement (the "Inter-Creditor Agreement") made between The Royal Bank of Scotland plc as Arranger (1), The Royal Bank of Scotland plc as Agent (2), certain banks as A Banks and B Banks (3), The Royal Bank of Scotland plc as Swap Counterparty (4), The Royal Bank of Scotland plc as Working Capital Bank (5), The Royal Bank of Scotland plc as Security Trustee (6), Mercury Development Capital Limited and others as Investors and Loan Stock Holders (7), Community Psychiatric Centers as Vendor and a Loan Stock Holder (8), Foray 911 Limited as Borrower (9) and certain companies as Charging Subsidiaries (10);

     (2)  the other Security Documents; and

     (3) [specify previous Trustee's Deeds of Appointment and Adherence (if any)]

(B) The Retiring Trustee wishes to appoint the New Trustee and the New Trustee proposes to accept the appointment as Security Trustee under and in accordance with the provisions of the Intercreditor Agreement and the other Security Documents and execution of this Deed by the New Trustee is a condition to such appointment becoming effective.

(C) It is intended that all property subject to the trusts contained in the Inter-Creditor Agreement and the other Security Documents shall be henceforth vested in or transferred shortly hereafter into the name, or under the control, of the New Trustee.

NOW THIS DEED WITNESSES as follows:

1 Unless the context requires otherwise, or unless otherwise defined herein, words and expressions defined in, or incorporated by reference into, the Security Trust Inter-Creditor Agreement shall have the same meanings when used in this Deed.

2 In exercise of the powers conferred upon it by the Trustee Act 1925 and of every other (if any) power enabling it the Retiring Trustee hereby appoints the New Trustee to be Security Trustee in its place.

3 The Retiring Trustee is henceforth discharged from the trusts contained in the Inter-Creditor Agreement and the Security Documents.

4 It is intended that the property subject to the trusts constituted by the Trustee Security Documents shall henceforth be vested in the New Trustee by virtue of the provisions of the Trustee Act 1925 and in the case of property which does not vest in the New Trustee by virtue of such provisions, the Retiring Trustee undertakes to do and execute all acts and deeds required to transfer such property into the name, or under the control, of the New Trustee.

5 The New Trustee hereby agrees and covenants with the Agent (on behalf of each Beneficiary, the Borrower and each Charging Subsidiary) that it will at all times hereafter observe, perform and be bound by all the terms, provisions, covenants and undertakings contained in the Intercreditor Agreement and expressed to be observed and/or performed by the Security Trustee as if it had been party to the Intercreditor Agreement in the capacity of Security Trustee.

     For the purposes of clause 12.1 of the Inter-Creditor Agreement the New Trustee's address for service shall be at:


     .............................
     .............................
     Telex:         ..............
     Fax:           ..............
     Attention:     ..............


IN WITNESS whereof this Deed has been duly executed by the Retiring Trustee, the New Trustee and the Agent the day and year first before written.


IN WITNESS whereof this Deed has been duly executed by the New Trustee the day and year first above written.

                                    SCHEDULE
                                    --------

           Part C - Loan Stock Holder's and Investor's Adherence
           -----------------------------------------------------


THIS DEED POLL dated ............, supplemental to an agreement (tile "Inter-
Creditor Agreement") dated ............., 1996 and made between The Royal Bank of Scotland plc as Arranger (1), The Royal Bank of Scotland plc as Agent (2), certain banks as A Banks and B Banks (3), The Royal Bank of Scotland plc as Swap Counterparty (4), The Royal Bank of Scotland plc as Working Capital Bank (5), The Royal Bank of Scotland plc as Security Trustee (6), Mercury Asset Management Plc and others as Investors and Loan Stock Holders (7), Community Psychiatric Centers as Vendor and a Loan Stock Holder (8), Foray 911 Limited as Borrower (9) and certain companies as Charging Subsidiaries (10). Words and expressions defined or referenced in the Inter-Creditor Agreement shall, unless the context otherwise requires, or unless otherwise defined in this Deed, have the same meanings when used in this Deed.

WHEREAS .............................. (the "New *[Loan Stock Holder [and]
Investor]") proposes to accept an assignment or transfer of rights under, in respect of or to the Loan Stock and/or the Loan Stock Instrument [and] a transfer of rights or title in respect of or to shares in the Borrower] and execution of this Deed by the New *[Loan Stock Holder [and] Investor] is a condition precedent to such assignment or transfer becoming effective.

NOW THIS DEED WITNESSES that the New *[Loan Stock Holder [and] Investor] hereby agrees and covenants with each other person who is a party to the Inter-Creditor Agreement that, subject only to such assignment or transfer becoming effective, it will at all times thereafter observe, perform and be bound by all the terms, provisions, covenants and undertakings contained in the Inter-Creditor Agreement and expressed to be observed and/or performed by *[a Loan Stock Holder [and] [an Investor] as if it had been party to the Inter-Creditor Agreement in the capacity of *[a Loan Stock Holder [and] an Investor].

For the purposes of clause 12.1 of the Inter-Creditor Agreement the New *[Loan Stock Holder's] [and] [1nvestor's] address for service shall be at:

     .............................
     .............................
     .............................
     Fax:           ..............
     Attention:     ..............


IN WITNESS whereof this Deed has been duly executed by the New Loan Stock Holder the day and year first above written.

* delete as applicable

The Arranger
- ------------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The Agent
- ---------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The A Bank
- ----------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The B Bank
- ----------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The Swap Counterparty
- ---------------------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The Working Capital Bank
- ------------------------
SIGNED for and on behalf of      )
The ROYAL BANK OF SCOTLAND plc:  )

The Security Trustee
- --------------------
SIGNED for and on behalf of      )
THE ROYAL BANK OF SCOTLAND plc:  )



The Borrower
- ------------
SIGNED for and on behalf of      )
FORAY 911 LIMITED:               )



The Investors
- -------------
SIGNED for and on behalf of      )
MERCURY ASSET MANAGEMENT PLC     )



SIGNED by IAN PETER REYNOLDS:    )



SIGNED by ERIC ALLEN MILLARD:    )



The Vendor
- ----------
SIGNED for and on behalf of      )  /s/ Richard Conte
COMMUNITY PSYCHIATRIC            )
CENTERS                          )



The Charging Subsidiaries
- -------------------------
SIGNED for and on behalf of      )
CPC (LONDINIUM) LIMITED:         )

SIGNED for and on behalf of      )
PRIORY HOSPITALS GROUP LIMITED:  )



SIGNED for and on behalf of      )
CARE CONTINUUMS LIMITED:         )

SIGNED for and on behalf of      )
PRIORY CHILDCARE                 )
SERVICES LIMITED:                )

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